Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

December 15, 2009

Board of Directors
Nephros, Inc.
41 Grand Avenue
River Edge, New Jersey 07661

Ladies and Gentlemen:

We have acted as counsel to Nephros, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to 2,352,941 shares of the Company’s common stock, $0.001 par value per share (the “Shares”). The Shares may be issued and sold by the Company as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein filed pursuant to the rules and regulations promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.           The Shares have been duly authorized for issuance and, when the Shares have been sold as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP